UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 23, 2013

SOTHERLY HOTELS INC.

SOTHERLY HOTELS LP

(Exact Name of Registrant as Specified in its Charter)

Maryland (Sotherly Hotels Inc.)	001-32379 (Sotherly Hotels Inc.)	20-1531029 (Sotherly Hotels Inc.)
Delaware (Sotherly Hotels LP)	001-36091 (Sotherly Hotels LP)	16-1486454 (Sotherly Hotels LP)
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

410 W. Francis Street

Williamsburg, Virginia 23185

(757) 229-5648

(Address, including Zip Code and Telephone Number, including Area Code, of Principal Executive Offices)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Warrant Redemption Agreement

On October 23, 2013, Sotherly Hotels Inc., a Maryland corporation (the “Company”) and the sole general partner of Sotherly Hotels LP, a Delaware limited partnership, entered into a Warrant Redemption Agreement (the “Redemption Agreement”), with Essex Illiquid, LLC, a Delaware limited liability company (“Essex Illiquid”), and Richmond Hill Capital Partners, LP, a Delaware limited partnership (“Richmond Hill”, and together with Essex Illiquid, the “Holders”). Pursuant to the Redemption Agreement, on October 23, 2013, the Company redeemed a portion of the Warrant (as hereinafter defined) corresponding to an aggregate of 900,000 Issuable Warrant Shares (as defined in the Warrant) (the “Redeemed Warrant Shares”) for an aggregate cash redemption price of $3,200,000.00 (the “Warrant Redemption”). The Redeemed Warrant Shares are no longer Issuable Warrant Shares under the Warrant, and all exercise and other rights of the Holders in respect of the Redeemed Warrant Shares under the Warrant are terminated and extinguished. The Warrant was issued to the Holders on April 18, 2011 and amended by an Amendment to Warrant dated as of December 21, 2011, an Amendment No. 2 to Warrant dated as of July 10, 2012, and an Amendment No. 3 to Warrant (described below) dated October 23, 2013 (the “Warrant”).

Ryan P. Taylor, a current member of the Company’s board of directors as previously designated by the holders of the Company’s preferred stock, is the Managing Partner of Richmond Hill Investment Co., LP and a Managing Director of Richmond Hill Investments, LLC.

The Redemption Agreement is attached as Exhibit 10.43 hereto and is incorporated by reference herein.

Amendment No. 3 to Warrant

Simultaneously to the entry into the Redemption Agreement, and as an Exhibit thereto, the Company entered into an amendment of the Warrant (the “Warrant Amendment”). The Warrant Amendment (i) extends from April 18, 2014 to April 18, 2015 the expiration of the period during which the Holders may not offer, sell, assign, hypothecate, pledge or otherwise transfer the Warrant; (ii) amends Schedule 1 of the Warrant to reflect the Warrant Redemption; and (iii) makes certain technical amendments to defined terms in the Warrant. As a result of the Warrant Redemption, the Holders currently hold exercise rights with respect to an aggregate of 1,000,000 Issuable Warrant Shares under the Warrant, as amended by the Warrant Amendment.

The Warrant Amendment is attached as Exhibit 4.5 hereto and is incorporated by reference herein. The foregoing summary description of the Redemption Agreement and Warrant Amendment and the transactions contemplated thereby is not intended to be complete and is qualified in its entirety by the complete texts of the Redemption Agreement and the Warrant Amendment, respectively.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure required by this item is included in Item 1.01 and is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure

On October 24, 2013, the Company issued a press release announcing the entry into the Warrant Redemption Agreement and Amendment No. 3 to Warrant, which is attached to this Current Report on Form 8-K as Exhibit 99.1 and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(a) Exhibits

4.5	Amendment No. 3 to Warrant, dated October 23, 2013, by and among Sotherly Hotels Inc., Essex Illiquid, LLC, and Richmond Hill Capital Partners, LP.

10.43	Warrant Redemption Agreement, dated October 23, 2013, by and among Sotherly Hotels Inc., Essex Illiquid, LLC, and Richmond Hill Capital Partners, LP.

99.1	Press Release dated October 24, 2013 announcing the entry into the Warrant Redemption Agreement and Amendment No. 3 to Warrant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 24, 2013

SOTHERLY HOTELS INC.

By:	/s/ Andrew M. Sims
Andrew M. Sims
Chief Executive Officer

SOTHERLY HOTELS LP

by its General Partner,
SOTHERLY HOTELS INC.

By:	/s/ Andrew M. Sims
Andrew M. Sims
Chief Executive Officer

Exhibit List

4.5	Amendment No. 3 to Warrant, dated October 23, 2013, by and among Sotherly Hotels Inc., Essex Illiquid, LLC, and Richmond Hill Capital Partners, LP.

10.43	Warrant Redemption Agreement, dated October 23, 2013, by and among Sotherly Hotels Inc., Essex Illiquid, LLC, and Richmond Hill Capital Partners, LP.

99.1	Press Release, dated October 24, 2013, announcing the entry into the Warrant Redemption Agreement and Amendment No. 3 to Warrant.

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